Exhibit 1(a)

ARTICLES OF INCORPORATION

OF

THE BANK OF TOKYO-MITSUBISHI UFJ, Ltd.

(English Translation)

CHAPTER I.

GENERAL PROVISIONS

(Trade Name)

Article 1.

The Bank shall be called “Kabushiki Kaisha Mitsubishi-Tokyo UFJ Ginko” and shall be called in English “The Bank of Tokyo-Mitsubishi UFJ, Ltd.” (hereinafter referred to as the “Bank”).

(Purpose)

Article 2.

The purpose of the Bank shall be to engage in the following businesses:

1.	To accept deposits and installment savings, to extend loans, to discount bills and notes and to engage in exchange transactions;

2.	To guarantee obligations of others, to accept bills and notes and to engage in any other businesses incidental to the banking purposes listed in the preceding item 1;

3.	To underwrite, to conduct offerings for the subscription and sale of, to buy and sell, and to engage in any other businesses with respect to, government bonds, municipal bonds, government-guaranteed bonds and any other securities;

4.	To engage in, in addition to the businesses enumerated in all of the preceding items of this Article 2, all businesses that a bank is permitted to engage in under the Banking Law, the Secured Bonds Trust Law, the Law on Recording of Bonds or any other applicable laws; and

5.	Any other matters incidental to or in connection with the businesses enumerated in all of the preceding items of this Article 2.

(Location of Head Office)

Article 3.

The Bank shall have its head office in Chiyoda-ku, Tokyo.

(Organization)

Article 4.

The Bank shall establish the following organizations in addition to general meeting of shareholders and directors:

1.	Board of Directors

2.	Corporate Auditors

3.	Board of Corporate Auditors; and

4.	Accounting Auditor.

(Method of Public Notice)

Article 5.

Public notices of the Bank shall be given in the Nihon Keizai Shimbun.

CHAPTER II.

SHARES

(Total Number of Shares Authorized to be Issued)

Article 6.

1.	The aggregate number of shares authorized to be issued by the Bank shall be fifteen billion three hundred fifty-six million seven hundred thousand (15,356,700,000) shares.

2.	The aggregate number of each class shares authorized to be issued by the Bank shall be as set forth below:

Ordinary Shares:                       Fifteen billion (15,000,000,000) shares

Class 2 Preferred Shares:         One hundred million (100,000,000) shares

Class 3 Preferred Shares:         Twenty-seven million (27,000,000) shares

Class 4 Preferred Shares:         Seventy-nine million seven hundred thousand (79,700,000) shares

Class 5 Preferred Shares:         One hundred fifty million (150,000,000) shares

(Number of Shares of One (1) Unit (Tangen))

Article 7.

One thousand (1,000) shares shall constitute one (1) Unit (tangen) of shares of the Bank in respect of both Ordinary Shares and Preferred Shares.

(Non-issuance of Share Certificates)

Article 8.

The Bank shall not issue share certificates representing its issued shares.

(Share Transfer Agent)

Article 9.

1.	The Bank may appoint a share transfer agent for its shares.

2.	In the event that a share transfer agent is to be appointed, the share transfer agent and its handling office shall be designated by a resolution of the Board of Directors.

3.	In the event that a share transfer agent has been appointed, the establishment and retention of the register of shareholders and the register of stock acquisition rights of the Bank, and any other businesses with respect to the register of shareholders and the register of stock acquisition rights of the Bank shall be handled by the share transfer agent, not by the Bank.

(Share Handling Regulations)

Article 10.

Any handling with respect to shares and stock acquisition rights shall be governed by the Share Handling Regulations established by the Board of Directors in addition to laws and regulations, or these Articles of Incorporation.

CHAPTER III

PREFERRED SHARES

(Preferred Dividends)

Article 11.

1.	The Bank shall distribute cash dividends from surplus on Preferred Shares (hereinafter referred to as the “Preferred Dividends”) in such respective amount as prescribed below to the holders of Preferred Shares (hereinafter referred to as the “Preferred Shareholders”) or registered share pledgees who hold pledges over Preferred Shares (hereinafter referred to as the “Registered Preferred Share Pledgees”), whose names have been entered or recorded in the latest register of shareholders as of March 31 of each year, with priority over the holders of Ordinary Shares (hereinafter referred to as the “Ordinary Shareholders”) or registered share pledgees who hold pledges over Ordinary Shares (hereinafter referred to as the “Registered Ordinary Share Pledgees”); provided, however, that in the event that the Preferred Interim Dividends provided for in Article 12 hereof have been paid in the relevant business year, the amount so paid shall be deducted accordingly from the amount of the Preferred Dividends set forth below for each relevant class of Preferred Shares.

Class 2 Preferred Shares:         sixty (60) yen per share per year

Class 3 Preferred Shares:         fifteen and nine-tenths (15.90) yen per share per year

Class 4 Preferred Shares:         eighteen and six-tenths (18.60) yen per share per year

Class 5 Preferred Shares:         nineteen and four-tenths (19.40) yen per share per year

2.	If the aggregate amount paid to a Preferred Shareholder or Registered Preferred Share Pledgee as cash dividends from surplus in any particular business year is less than the prescribed amount of the relevant Preferred Dividends, the unpaid amount shall not be carried over to nor cumulated in subsequent business years.

3.	The Bank shall not distribute any dividends from surplus to any Preferred Shareholder or Registered Preferred Share Pledgee in excess of the prescribed amount of the relevant Preferred Dividends except for the distribution from surplus in the process of the corporate split (kyushu-bunkatsu) pursuant to Article 758, Item 8 (b) or Article 760, Item 7 (b) of the Corporation Act, or the distribution from surplus in the process of the corporate split (shinsetsu-bunkatsu) pursuant to Article 763, Item 12 (b) or Article 765 Paragraph 1, Item 8 (b) of the said act.

(Preferred Interim Dividends)

Article 12.

In the event of payment of Interim Dividends provided for in Article 45 of these Articles, the Bank shall make a cash distribution from surplus (hereinafter referred to as the “Preferred Interim Dividends”) in such respective amount as prescribed below for each class of Preferred Shares to the Preferred Shareholders or Registered Preferred Share Pledgees with priority over the Ordinary Shareholders or Registered Ordinary Share Pledgees.

Class 2 Preferred Shares:     thirty (30) yen per share

Class 3 Preferred Shares:     seven and ninety-five hundredths (7.95) yen per share

Class 4 Preferred Shares:     nine and three-tenths (9.30) yen per share

Class 5 Preferred Shares:     nine and seven-tenths (9.70) yen per share

(Distribution of Residual Assets)

Article 13.

1.	If the Bank distributes its residual assets in cash upon liquidation, the Bank shall pay cash to the Preferred Shareholders or Registered Preferred Share Pledgees with priority over the Ordinary Shareholders or Registered Ordinary Share Pledgees in such respective amount as prescribed below:

Class 2 Preferred Shares:         Two thousand five hundred (2,500) yen per share

Class 3 Preferred Shares:         Three thousand (3,000) yen per share

Class 4 Preferred Shares:         Two thousand (2,000) yen per share

Class 5 Preferred Shares:         Two thousand (2,000) yen per share

2.	The Bank shall not make a distribution of residual assets other than as provided for in the preceding paragraph to the Preferred Shareholders or Registered Preferred Share Pledgees.

(Voting Rights)

Article 14.

Unless otherwise provided for by laws or regulations, the Preferred Shareholders shall not have voting rights at any general meeting of shareholders; provided, however, that the Preferred Shareholders shall have voting rights from (i) the commencement of an ordinary general meeting of shareholders in the event that no proposal for declaration of the Preferred Dividends to be paid to the Preferred Shareholders is submitted to such ordinary general meeting of shareholders or (ii) the close of an ordinary general meeting of shareholders in the event that such proposal is rejected at such ordinary general meeting of shareholders, until, in either case, a proposal for declaration of the Preferred Dividends be paid to the Preferred Shareholders is approved at an ordinary general meeting of shareholders.

(Consolidation or Split of Preferred Shares and Rights to Be Allotted Shares, etc.)

Article 15.

1.	Unless otherwise provided for by laws or regulations, the Bank shall not consolidate or split any Preferred Shares.

2.	The Bank shall not grant the Preferred Shareholders any rights to be allotted shares or stock acquisition rights.

3.	The Bank shall not grant the Preferred Shareholders any rights for the free allotment of shares or stock acquisition rights.

(Right to Request Acquisition)

Article 16.

Any holder of Class 3 Preferred Shares through Class 5 Preferred Shares may request acquisition of the relevant Preferred Shares during the period in which such Preferred Shareholder is entitled to request acquisition as provided for in Attachments 1 through 3, in exchange for Ordinary Shares of the Bank in the number as is calculated by the formula provided for in such Attachments 1 through 3.

(Mandatory Acquisition)

Article 17.

1.

The Bank shall mandatorily acquire any of Class 3 Preferred Shares through Class 5 Preferred Shares for which no request for acquisition is made during the period in which such Preferred Shareholder is entitled to make request for acquisition on the day immediately following the last day of such period (referred to as the “Mandatory Acquisition Date” in these Articles of Incorporation) in exchange for Ordinary Shares in the number as is obtained by dividing an amount equivalent to the subscription price per each relevant Preferred Share by the average one-thousandth of each daily closing price (including closing bids or offered prices) of Ordinary Shares of the Mitsubishi UFJ Financial Group, Inc. (in regular trading) as reported by the Tokyo Stock Exchange for the thirty (30) consecutive trading days (excluding a trading day or days on which no closing price or closing bid or offered price is reported) commencing on the forty-fifth (45th) trading day prior to Mandatory Acquisition Date; provided, however, that such calculation shall be made to the second decimal place denominated in Yen, and rounded up to the first decimal place when the fraction beyond it is equal to or more than 0.05 yen, discarding amounts less than 0.05 yen. If the relevant average price is less than such respective amount as set forth below, the relevant Preferred Shares shall be acquired in exchange for Ordinary Shares in the number as is obtained by dividing the amount equivalent to the subscription price per each relevant Preferred Share by such respective amount as set forth below.

Class 3 Preferred Shares:     One thousand two hundred nine (1,209) yen and seventy (70) sen per share

Class 4 Preferred Shares:     Nine hundred ten (910) yen and fifty (50) sen per share

Class 5 Preferred Shares:     Nine hundred ten (910) yen and fifty (50) sen per share

2.	In respect of Class 3 Preferred Shares through Class 5 Preferred Shares, the amount equivalent to the subscription price referred to in the preceding paragraph shall be such respective amount as prescribed below.

Class 3 Preferred Shares:         Three thousand (3,000) yen per share

Class 4 Preferred Shares:         Two thousand (2,000) yen per share

Class 5 Preferred Shares:         Two thousand (2,000) yen per share

3.	In the calculation of the number of Ordinary Shares provided for in Paragraph 1 of this article, if any number less than one (1) share is yielded, such fractions shall be handled by the method provided for in Article 234 of the Corporation Act.

(Provisions for Acquisition)

Article 18.

1.	In respect of Class 2 Preferred Shares, the Bank may, after issuance of such Preferred Shares and after the lapse of the period designated by resolution of the Board of Directors adopted at the time of such issuance, acquire such Preferred Shares, in whole or in part, in exchange for the amount of cash as deemed appropriate as the acquisition price giving due consideration to the prevailing market conditions, as determined by such resolution, on a certain date as separately determined by the Bank by a resolution of the Board of Directors after the issuance of such Preferred Shares.

2.	Partial acquisition shall be effected pro rata or in lot.

(Order of Priority)

Article 19.

All classes of Preferred Shares shall rank pari passu with each other in respect of the payment of Preferred Dividends and Preferred Interim Dividends and the distribution of residual assets.

(Prescription Period)

Article 20.

The provisions set forth in Article 46 of these Articles shall apply mutatis mutandis to the payment of Preferred Dividends and Preferred Interim Dividends.

CHAPTER IV.

GENERAL MEETING OF SHAREHOLDERS

(Convocation)

Article 21.

1.	An ordinary general meeting of shareholders shall be convened within three (3) months from the last day of each business year.

2.	An extraordinary general meeting of shareholders shall be convened whenever necessary.

(Chairman)

Article 22.

1.	The President of the Bank shall act as chairman of general meetings of shareholders.

2.	If the President is unable to act as such, one of the Deputy Presidents shall act as chairman in accordance with the order of priority previously determined by the Board of Directors. If any Deputy President is also unable to act as such, one of the Senior Managing Directors or Managing Directors shall act as chairman in accordance with the order of priority previously determined by the Board of Directors.

(Method of Resolution)

Article 23.

1.	Unless otherwise provided for by law or regulation or these Articles of Incorporation, resolutions of a general meeting of shareholders shall be adopted by an affirmative vote of a majority of the voting rights of the shareholders in attendance that are entitled to vote.

2.	Resolutions of a general meeting of shareholders provided for in Article 309, Paragraph 2 of the Corporation Act and resolutions of a general meeting of shareholders for which the method of resolution provided for in the said Paragraph shall be applied mutatis mutandis pursuant to the Corporation Act and other laws and regulations shall be adopted by an affirmative vote of two-thirds (2/3) or more of the voting rights of the shareholders in attendance who hold in the aggregate not less than one-third (1/3) of the total number of voting rights of all shareholders who are entitled to vote.

(Voting by Proxy)

Article 24.

1.	Shareholders may exercise their voting rights at a general meeting of shareholders by appointing one (1) proxy who is one (1) shareholder of the Bank entitled to exercise its own voting rights at such meeting.

2.	In the case of the preceding paragraph, the shareholder or the proxy thereof shall submit to the Bank, for each general meeting of shareholders, a document evidencing authority of the proxy to act as such.

(General Meetings of Class Shareholders)

Article 25.

1.	The provisions of Articles 22 and 24 of these Articles shall apply mutatis mutandis to general meetings of class shareholders.

2.	The provisions of Article 23, Paragraph 1 of these Articles shall apply mutatis mutandis to the resolutions of general meetings of class shareholders made pursuant to Article 324, Paragraph 1 of the Corporation Act.

3.	The provisions of Article 23, Paragraph 2 of these Articles shall apply mutatis mutandis to the resolutions of general meetings of class shareholders made pursuant to Article 324, Paragraph 2 of the Corporation Act.

CHAPTER V.

DIRECTORS AND BOARD OF DIRECTORS

(Number of Directors and Method of Election)

Article 26.

1.	The Bank shall have not more than twenty (20) Directors, who shall be elected at a general meeting of shareholders.

2.	At the time of the election of Directors, there shall be in attendance shareholders who hold voting rights representing in the aggregate one-third (1/3) or more of the total number of voting rights of all shareholders who are entitled to vote, and no cumulative voting shall be made for the election of Directors.

(Term of Office)

Article 27.

The term of office of Directors shall expire at the close of the ordinary general meeting of shareholders held in respect of the last business year ending one (1) year after their assumption of office.

(Representative Director and Directors with Executive Power)

Article 28.

1.	The Board of Directors shall, by resolution, elect Representative Director(s) from among the Directors.

2.	The Board of Directors shall, by resolution, appoint one (1) President and several Deputy Presidents from among the Directors.

3.	The Board of Directors may, by resolution, appoint several Senior Managing Directors and Managing Directors from among the Directors.

4.	The Board of Directors may, by resolution, appoint one (1) Chairman and Director and one (1) Deputy Chairman and Director from among the Directors.

(Duties of Directors with Executive Power)

Article 29.

1.	The President shall preside over and conduct the business affairs of the Bank.

2.	The Deputy Presidents shall assist the President in managing the business affairs of the Bank, and shall act as the President if the President is unable to act as such.

3.	The Senior Managing Directors and the Managing Directors shall assist the President and the Deputy Presidents in managing the day to day business affairs of the Bank, and shall act as the President and the Deputy Presidents if the President and the Deputy Presidents are unable to act as such.

(Board of Directors)

Article 30.

1.	The Board of Directors shall determine the management of the business affairs of the Bank, supervise the performance of duties of Directors and execute the business provided for by laws and regulations.

2.	Notice to convene a meeting of the Board of Directors shall be given to each Director and Corporate Auditor at least three (3) days prior to the date of such meeting.

3.	Unless otherwise provided for by law or regulation, resolutions of a meeting of the Board of Directors shall be adopted by an affirmative vote of a majority of the Directors entitled to vote who are present and in number constitute a majority of all of the Directors.

4.	With respect to the matters to be resolved by the Board of Directors, the Bank shall deem that such matters were approved by a resolution of the Board of Directors when all the Directors express their agreement in writing or by an electromagnetic device; provided, however, that this provision shall not apply when any Corporate Auditor expresses his/her objection to such matters.

(Limited Liability Agreement with Outside Director)

Article 31.

Pursuant to the provisions of Article 427, Paragraph 1 of the Corporation Act, the Bank may execute agreements with Outside Directors, which limit the liability of such Outside Directors arising from any act provided for in Article 423, Paragraph 1 of the Corporation Act; provided, however, that the limit of the liability under such agreements shall be the greater of an amount determined in advance which shall not be less than ten million (10,000,000) yen or the minimum liability amount prescribed by laws and regulations.

CHAPTER VI.

CORPORATE AUDITORS AND

BOARD OF CORPORATE AUDITORS

(Number of Corporate Auditors and Method of Election)

Article 32.

1.	The Bank shall have not more than eight (8) Corporate Auditors, who shall be elected at a general meeting of shareholders.

2.	At the time of the election of Corporate Auditors, there shall be in attendance shareholders who hold voting rights representing in the aggregate one-third (1/3) or more of the total number of voting rights of all shareholders who are entitled to vote.

(Full-time Corporate Auditors)

Article 33.

The Board of Corporate Auditors shall appoint several full-time Corporate Auditors from among the Corporate Auditors.

(Term of Office)

Article 34.

The term of office of Corporate Auditors shall expire at the close of the ordinary general meeting of shareholders held in respect of the last business year ending four (4) years after their assumption of office.

(Board of Corporate Auditors)

Article 35.

1.	The Board of Corporate Auditors shall determine matters concerning the performance of duties of Corporate Auditors and shall execute the business set out in laws and regulations; provided, however, that the Board of Corporate Auditors shall not interfere with the exercise by the Corporate Auditors of their power and authority.

2.	Notice to convene a meeting of the Board of Corporate Auditors shall be given to each Corporate Auditor at least three (3) days prior to the date of such meeting.

3.	Unless otherwise provided for by law or regulation, resolutions of a meeting of the Board of Corporate Auditors shall be adopted by an affirmative vote of a majority of the Corporate Auditors.

(Limited Liability Agreement with Outside Corporate Auditor)

Article 36.

Pursuant to the provisions of Article 427, Paragraph 1 of the Corporation Act, the Bank may execute agreements with Outside Corporate Auditors, limiting the liability of such Outside Corporate Auditors arising from any act provided for in Article 423, Paragraph 1 of the Corporation Act; provided, however, that the limit of the liability under such agreements shall be the greater of an amount determined in advance which shall not be less than ten million (10,000,000) yen or the minimum liability amount prescribed by laws and regulations.

CHAPTER VII.

ACCOUNTING AUDITOR

(Method of Election)

Article 37.

The Accounting Auditor shall be elected at a general meeting of shareholders.

(Term of Office)

Article 38.

1.	The term of office of the Accounting Auditor shall expire at the close of the ordinary general meeting of shareholders held in respect of the last business year ending one (1) year after his/her assumption of office.

2.	The Accounting Auditor shall be deemed to be reappointed at a general meeting of shareholders provided that there is no resolution to the contrary.

CHAPTER VIII.

TOKYO MITSUBISHI GINKO SAIKEN

(BANK OF TOKYO-MITSUBISHI DEBENTURES)

(Ground for Issuance)

Article 39.

The Bank may issue debentures in accordance with the approval of the Minister of Finance provided pursuant to the Financial Institutions Amalgamation and Conversion of Business Act.

(Name of Debentures)

Article 40.

Debentures to be issued by the Bank pursuant to the preceding Article 39 shall be called Tokyo Mitsubishi Ginko Saiken (Bank of Tokyo-Mitsubishi Debentures).

(Regulations Governing Bank of Tokyo-Mitsubishi Debentures)

Article 41.

The procedures concerning the conversion of bearer debenture certificates to registered debenture certificates and vice versa, the recordation of debentures held in trust, the delivery of new debenture certificates and/or new coupons, the registration of transfer of registered debentures, the registration of pledges on registered debentures, and any other handling and its fees with respect to debentures shall be governed by the Regulations Governing the Bank of Tokyo-Mitsubishi Debentures established by the Bank.

CHAPTER IX.

ACCOUNTS

(Business Year)

Article 42.

The business year of the Bank shall commence on April 1 of each year and end on March 31 of the following year.

(Acquisition of Own Shares)

Article 43.

Unless otherwise provided for by laws or regulations, the Bank may determine by a resolution of the Board of Directors to acquire its own shares by obtaining consent of the shareholders as provided for in Article 459, Paragraph 1, Item 1 of the Corporation Law.

(Year-End Dividends)

Article 44.

The Bank may distribute cash dividends from surplus to the shareholders or the registered share pledgees whose names have been entered or recorded in the latest register of shareholders as of March 31 of each year.

(Interim Dividends)

Article 45.

By a resolution of the Board of Directors, the Bank may distribute cash dividends from surplus pursuant to Article 454, Paragraph 5 of the Corporation Act (referred to as the “Interim Dividends” in these Articles of Incorporation) to the shareholders or registered share pledgees whose names have been entered or recorded in the latest register of shareholders as of September 30 of each year.

(Prescription Period)

Article 46.

The Bank shall be released from the obligation to pay dividends from surplus to particular shareholders after the lapse of five (5) full years from the date of commencement of payment thereof, where such shareholders have not accepted such payment.

- End -

(Attachment 1)

Request for Acquisition of Class 3 Preferred Shares

Any Class 3 Preferred Shareholder may request acquisition of Class 3 Preferred Shares during the period in which such Preferred Shareholder is entitled to request acquisition as provided for in Paragraph 1 of this Attachment, in exchange for Ordinary Shares of the Bank in the number as is calculated by the formula provided for in Paragraph 2 and 3 of this Attachment.

1.	Period during which Preferred Shareholders are Entitled to Request Acquisition

On and after the issuance date of the Class 3 Preferred Shares to and including July 31, 2008

2.	Number of Ordinary Shares to be Delivered in Exchange for Acquisition

The number of the Ordinary Shares to be delivered in exchange for acquisition of Class 3 Preferred Shares shall be as follows:

Number of the Ordinary Shares to be delivered in exchange for acquisition	=	Number of the Class 3 Preferred Shares requested for acquisition by their holders	x	3,000 yen
Acquisition price

In the calculation of the number of the Ordinary Shares to be delivered in exchange for acquisition, the fractions less than one (1) share shall be discarded and no money shall be delivered in respect thereto.

3.	Acquisition Price and Other Conditions

a.	Initial Acquisition Price

The initial acquisition price shall be one thousand six hundred ninety-three point fifty (1,693.50) yen.

b.	Reset of Acquisition Price

The acquisition price shall be reset on August 1, 2006 and August 1, 2007 (each, hereinafter referred to as the “Reset Date”) to the amount obtained by multiplying the average of one-thousandth of each daily closing price (including closing bids or offered prices) of the Ordinary Shares of the Mitsubishi UFJ Financial Group, Inc. (in regular trading) as reported by the Tokyo Stock Exchange for the thirty (30) consecutive trading days (excluding a trading day or days on which no closing price or closing bid or offered price is reported) commencing on the forty-fifth (45th) trading day prior to the relevant Reset Date by 1.025 (calculated to the second decimal place denominated in yen and rounded up to the first decimal place when the fraction beyond it is equal to or more than 0.05 yen, discarding amounts less than 0.05 yen); provided, however, that if the acquisition price so calculated is less than one thousand six hundred ninety-three point fifty (1,693.50) yen (subject to any adjustment in accordance with c. below) (hereinafter referred to as the “Acquisition Floor Price”), the acquisition price shall be equal to the Acquisition Floor Price. If, during the above-described forty-five (45) trading day period, any event has occurred which would require an adjustment in accordance with c. below, the average price above shall be adjusted in a manner consistent with c. below.

c.	Adjustment of Acquisition Price

(a)	After the issuance of the Class 3 Preferred Shares, the acquisition price (including the Acquisition Floor Price) will be adjusted in accordance with the following formula (hereinafter referred to as the “Acquisition Price Adjustment Formula”) in the event any of the items set forth below occurs; provided, however, that if the acquisition price when adjusted in accordance with the Acquisition Price Adjustment Formula is less than one hundred (100) yen, the acquisition price after adjustment shall be one hundred (100) yen.

Acquisition price after adjustment	=	Acquisition price before adjustment	x	Number of Ordinary Shares already issued	+	Number of Ordinary Shares to be newly issued or transferred	x	Subscription price per share
Current market price per share
				Number of Ordinary Shares already issued		+ Number of Ordinary Shares to be newly issued or transferred

(i)	In the event that the Bank issues Ordinary Shares or transfers Ordinary Shares held by the Bank at a subscription price less than the current market price to be used in the Acquisition Price Adjustment Formula (except for any acquisition of securities (interests) which will be acquired by the Bank in exchange for the Ordinary Shares or securities (interests) which will be caused by the holder of such securities (interests) to be acquired by the Bank in exchange for the Ordinary Shares, or the exercise of stock acquisition rights):

The acquisition price after adjustment shall become effective as of the date immediately following the payment date or the last date of the payment period, or as of the date immediately following the record date (if set) for the issuance or the transfer of such Ordinary Shares to shareholders.

(ii)	In the event that the Bank splits Ordinary Shares or conducts free allotment of Ordinary Shares (including those in which the Bank transfers its own shares):

The acquisition price after adjustment shall become effective as of the date immediately following the record date set for the stock split or free allotment of such Ordinary Shares.

However, if the Board of Directors of the Bank determines that the stock split or free allotment of Ordinary Shares (including the cases in which the Bank transfers its own shares) thereby shall be effected by an increase of stated capital by virtue of the reduction of the amount of surplus and the record date set for the stock split or free allotment of such Ordinary Shares to shareholders falls on or prior to the date of the closing of the relevant ordinary general meeting of shareholders held to approve the increase of the stated capital, the acquisition price after adjustment shall become effective as of the date immediately following the date on which the ordinary general meeting of shareholders approving such increase is concluded.

(iii)	In the event that the Bank issues (including free allotment) securities (interests) which will be acquired by the Bank in exchange for the Ordinary Shares or the stock acquisition rights to acquire Ordinary Shares, or securities (interests) which will be caused by the holder of such securities (interests) to be acquired by the Bank in exchange for the Ordinary Shares or the stock acquisition rights to acquire Ordinary Shares (including the bonds with stock acquisition rights), in either case, at a price less than the current market price to be applied to the Acquisition Price Adjustment Formula:

The acquisition price after adjustment shall become effective as of the date immediately following the payment date or the last date of the payment period of such securities (interests) or as of the date immediately following the record date (if set) for the issuance of such securities (interests) to shareholders, on the assumption that all such securities

(interests) are acquired or all the stock acquisition rights are exercised on the payment date or the last date of the payment period of such securities (interests) or at the close of the record date set for the issuance of such securities (interests), as the case may be.

(b)	In addition to the events set forth above, if an adjustment of the acquisition price (including the Acquisition Floor Price) is required by virtue of any amalgamation or merger, capital reduction, or consolidation of Ordinary Shares, etc., the acquisition price shall be adjusted to such price as the Board of Directors of the Bank determines appropriate.

(c)	Furthermore, if any matter corresponding to any of the events set forth in (a) or (b) above occurs with respect to Mitsubishi UFJ Financial Group, Inc., an adjustment shall be made as the Board of Directors of the Bank determines appropriate.

(d)	The “Current market price per share” in the Acquisition Price Adjustment Formula means the average of the one-thousandth of each daily closing price (including closing bids or offered prices) of Ordinary Shares of the Mitsubishi UFJ Financial Group, Inc. (in regular trading) as reported by the Tokyo Stock Exchange for the thirty (30) consecutive trading days (excluding a trading day or days on which no closing price or closing bid or offered price is reported) commencing on the forty-fifth (45th) trading day prior to the date on which the acquisition price after adjustment becomes effective (or, in the case as provided for in the proviso of c. (a) (ii) above, the record date set for the stock split or free allotment of Ordinary Shares to shareholders), calculated to the second decimal place denominated in yen and rounded up to the first decimal place when the fraction beyond it is equal to or more than 0.05 yen, discarding amounts less than 0.05 yen.

If any of the events of adjustment of acquisition price as set forth in c. (a) or (b) above occurs during the above forty-five (45) trading day period, the average price above shall be adjusted in a manner consistent with c. (a) or (b) above.

(e)	The “Acquisition price before adjustment” in the Acquisition Price Adjustment Formula means the acquisition price in effect on the date immediately preceding the date on which the acquisition price after adjustment becomes effective, and the “Number of Ordinary Shares already issued” in the Acquisition Price Adjustment Formula means the number of Ordinary Shares of the Bank issued and outstanding (excluding the number of Ordinary Shares held by the Bank) on the record date (if set) for the issuance, transfer, stock split or free allotment to shareholders, or if such date is not set, on the date one (1) calendar month prior to the date on which the acquisition price after adjustment is to become effective.

(f)	The “Subscription price per share” in the Acquisition Price Adjustment Formula means (1) in the event that the Bank issues or transfers Ordinary Shares with a subscription price less than the current market price as set forth in c. (a) (i) above, such subscription price (in the event that payment thereof is made by any consideration other than cash, the fair value of such consideration), (2) in the event that the Bank splits Ordinary Shares or conducts free allotment of Ordinary Shares as set forth in c. (a) (ii) above (including those in which the Bank transfers its own shares), zero, and (3) in the event that the Bank issues (including free allotment) securities (interests) which will be acquired by the Bank in exchange for the Ordinary Shares or the stock acquisition rights to acquire Ordinary Shares, securities (interests) which will be caused by the holder of such securities (interests) to be acquired by the Bank in exchange for the Ordinary Shares or the stock acquisition rights to acquire Ordinary Shares (including the bonds with stock acquisition rights) at a price less than the current market price as set forth in c. (a) (iii) above, the relevant acquisition or exercise price.

(g)	Calculations in accordance with the Acquisition Price Adjustment Formula shall be made to the second decimal place denominated in yen and rounded up to the first decimal place when the fraction beyond it is equal to or more than 0.05 yen, discarding amounts less than 0.05 yen.

(h)	In the event that the difference between the acquisition price after adjustment calculated by the Acquisition Price Adjustment Formula and the acquisition price before adjustment is less than one (1) yen, no adjustment shall be made; provided, however, that if any event occurs thereafter that would require adjustment of the acquisition price, when calculating the acquisition price, such difference shall be deducted from the acquisition price before adjustment in the Acquisition Price Adjustment Formula.

- End -

(Attachment 2)

Request for Acquisition of Class 4 Preferred Shares

Any Class 4 Preferred Shareholder may request acquisition of Class 4 Preferred Shares during the period in which such Preferred Shareholder is entitled to request acquisition as provided for in Paragraph 1 of this Attachment, in exchange for Ordinary Shares of the Bank in the number as is calculated by the formula provided for in Paragraph 2 and 3 of this Attachment.

1.	Period during which Preferred Shareholders are Entitled to Request Acquisition

On and after the issuance date of the Class 4 Preferred Shares to and including March 30, 2009

2.	Number of Ordinary Shares to be Delivered in Exchange for Acquisition

Any Class 4 Preferred The number of the Ordinary Shares to be delivered in exchange for acquisition of Class 4 Preferred Shares shall be as follows:

Number of the Ordinary Shares to be delivered in exchange for acquisition	=	Number of the Class 4 Preferred Shares requested for acquisition by their holders	x	Delivery Ratio

In the calculation of the number of the Ordinary Shares to be issued upon acquisition, the fractions less than one (1) share shall be discarded and no money shall be delivered in respect thereto.

3.	Delivery Ratio and Other Conditions

a.	Initial Delivery Ratio

Any Class 4 Preferred Shareholders may request acquisition of Class 4 Preferred Shares in exchange for Ordinary Shares of the Bank at the following delivery ratio per Class 4 Preferred Share (hereinafter referred to as the “Initial Delivery Ratio”):

Initial Delivery Ratio = 1.826

b.	Reset of Delivery Ratio

The Initial Delivery Ratio shall be reset on October 5 of each year from 2006 through and including 2008 (each, hereinafter referred to as the “Reset Date”) to such delivery ratio as calculated by the following formula (hereinafter referred to as the “Delivery Ratio After Reset”). The Delivery Ratio After Reset shall be calculated to the fourth decimal place and rounded up to the nearest third decimal place when the fraction beyond it is equal to or more than 0.0005, discarding fractions less than 0.0005.

Delivery Ratio After Reset	=	2,000 yen
Current market price x 1.035

However, if any amount less than one (1) yen is produced by the calculation of the current market price multiplied by 1.035, such amount shall be rounded up to the nearest one (1) yen. If as a result of the above calculation the Delivery Ratio After Reset exceeds 2.197 (subject to any adjustment in accordance with c. below) (hereinafter referred to as the “Delivery Ceiling Ratio”), the Delivery Ratio After Reset shall be the Delivery Ceiling Ratio. The “Current market price” in the above formula shall be the average of one-thousandth of each daily closing price (including closing bids or offered prices) of the Ordinary Shares of the Mitsubishi UFJ Financial Group, Inc. (in regular trading) as reported by the Tokyo Stock Exchange for the thirty (30) consecutive trading days (excluding a trading day or days on which no closing price or closing bid or offered price is reported) commencing on the forty-fifth (45th) trading day prior to the relevant Reset Date, calculated to the second decimal place denominated in yen and rounded up to the first decimal place when the fraction beyond it is equal to or more than 0.05 yen, discarding amounts less than 0.05 yen.

c.	Adjustment of Delivery Ratio

(a)	After the issuance of the Class 4 Preferred Shares, the delivery ratio as set forth in a. and b. above will be adjusted in accordance with the following formula (hereinafter referred to as the “Delivery Ratio Adjustment Formula”) in the event any of the items set forth below occurs; provided, however, that if the delivery ratio calculated by the Delivery Ratio Adjustment Formula exceeds forty (40), the delivery ratio after adjustment shall be forty (40). The delivery ratio after adjustment shall be calculated to the fourth decimal place and rounded up to the nearest third decimal place when the fraction beyond it is equal to or more than 0.0005, discarding fractions less than 0.0005.

Delivery ratio after adjustment	=	Delivery ratio before adjustment	x	Number of Ordinary Shares already issued		+	Number of Ordinary Shares to be newly issued or transferred
				Number of Ordinary Shares already issued	+	Number of Ordinary Shares to be newly issued or transferred	x	Subscription price per share
Current market price

(i)	In the event that the Bank issues Ordinary Shares or transfers Ordinary Shares held by the Bank at a subscription price less than the current market price to be used in the Delivery Ratio Adjustment Formula (except for any acquisition of securities (interests) which will be acquired by the Bank in exchange for the Ordinary Shares or securities (interests) which will be caused by the holder of such securities (interests) to be acquired by the Bank in exchange for the Ordinary Shares, or the exercise of stock acquisition rights):

The delivery ratio after adjustment shall become effective as of the date immediately following the payment date or the last date of the payment period, or as of the date immediately following the record date (if set) for the issuance or the transfer of such Ordinary Shares to shareholders.

(ii)	In the event that the Bank splits Ordinary Shares or conducts free allotment of Ordinary Shares (including those in which the Bank transfers its own shares):

The delivery ratio after adjustment shall become effective as of the date immediately following the record date set for the stock split or free allotment of such Ordinary Shares.

However, if the Board of Directors of the Bank determines that the stock split or free allotment of Ordinary Shares (including the cases in which the Bank transfers its own shares) thereby shall be effected by an increase of stated capital by virtue of the reduction of the amount of surplus and the record date set for the stock split or free allotment of such Ordinary Shares to shareholders falls on or prior to the date of the closing of the relevant ordinary general meeting of shareholders held to approve the increase of the stated capital, the delivery ratio after adjustment shall become effective as of the date immediately following the date on which the ordinary general meeting of shareholders approving such increase is concluded.

(iii)	In the event that the Bank issues (including free allotment) securities (interests) which will be acquired by the Bank in exchange for the Ordinary Shares or the stock acquisition rights to acquire Ordinary Shares, or securities (interests) which will be caused by the holder of such securities (interests) to be acquired by the Bank in exchange for the Ordinary Shares, or the stock acquisition rights to acquire Ordinary Shares (including the bonds with stock acquisition rights), in either case, at a price less than the current market price to be applied to the Delivery Ratio Adjustment Formula:

The delivery ratio after adjustment shall become effective as of the date immediately following the payment date or the last date of the payment period of such securities

(interests) or as of the date immediately following the record date (if set) for the issuance of such securities (interests) to shareholders, on the assumption that all such securities (interests) are acquired or all the stock acquisition rights are exercised on the payment date or the last date of the payment period of such securities (interests) or at the close of the record date set for the issuance of such securities (interests), as the case may be.

(b)	In addition to the events set forth above, if an adjustment of the delivery ratio (including Delivery Ceiling Ratio) is required by virtue of any amalgamation or merger, capital reduction, or consolidation of Ordinary Shares, etc., the delivery ratio shall be adjusted to such ratio as the Board of Directors of the Bank determines appropriate.

(c)	Furthermore, if any matter corresponding to any of the events set forth in (a) or (b) above occurs with respect to Mitsubishi UFJ Financial Group, Inc., an adjustment shall be made as the Board of Directors of the Bank determines appropriate.

(d)	The “Current market price” in the Delivery Ratio Adjustment Formula means the average of one-thousandth of each daily closing price (including closing bids or offered prices) of Ordinary Shares of the Mitsubishi UFJ Financial Group, Inc. (in regular trading) as reported by the Tokyo Stock Exchange for the thirty (30) consecutive trading days (excluding a trading day or days on which no closing price or closing bid or offered price is reported) commencing on the forty-fifth (45th) trading day prior to the date on which the delivery ratio after adjustment becomes effective (or, in the case as provided for in the proviso of c. (a) (ii) above, the record date set for the stock split or free allotment of Ordinary Shares to shareholders), calculated to the second decimal place denominated in yen and rounded up to the first decimal place when the fraction beyond it is equal to or more than 0.05 yen, discarding amounts less than 0.05 yen.

(e)	The “Delivery ratio before adjustment” in the Delivery Ratio Adjustment Formula means the delivery ratio in effect on the date immediately preceding the date on which the delivery ratio after adjustment becomes effective, and the “Number of Ordinary Shares already issued” in the Delivery Ratio Adjustment Formula means the number of shares of the Bank issued and outstanding (excluding the number of Ordinary Shares held by the Bank) on the record date (if set) for the issuance, transfer, stock split or free allotment to shareholders, or if such date is not set, on the date one (1) calendar month prior to the date on which the delivery ratio after adjustment is to become effective.

-  End  -

(Attachment 3)

Request for Acquisition of Class 5 Preferred Shares

Any Class 5 Preferred Shareholder may request acquisition of Class 5 Preferred Shares during the period in which such Preferred Shareholder is entitled to request acquisition as provided for in Paragraph 1 of this Attachment, in exchange for Ordinary Shares of the Bank in the number as is calculated by the formula provided for in Paragraph 2 and 3 of this Attachment.

1.	Period during which Preferred Shareholders are Entitled to Request Acquisition

On and after the issuance date of the Class 5 Preferred Shares to and including March 30, 2009

2.	Number of Ordinary Shares to be Delivered in Exchange for Acquisition

The number of the Ordinary Shares to be delivered in exchange for acquisition of Class 5 Preferred Shares shall be as follows:

Number of the Ordinary Shares to be delivered in exchange for acquisition	=	Number of the Class 5 Preferred Shares requested for acquisition by their holders	x	Delivery Ratio

In the calculation of the number of the Ordinary Shares to be issued upon acquisition, the fractions less than one (1) share shall be discarded and no money shall be delivered in respect thereto.

3.	Delivery Ratio and Other Conditions

a.	Initial Delivery Ratio

Any Class 5 Preferred Shareholders may request acquisition of Class 5 Preferred Shares in exchange for Ordinary Shares of the Bank at the following delivery ratio per Class 5 Preferred Share (hereinafter referred to as the “Initial Delivery Ratio”):

Initial Delivery Ratio = 1.826

b.	Reset of Delivery Ratio

The Initial Delivery Ratio shall be reset on October 5 of each year from 2006 through and including 2008 (each, hereinafter referred to as the “Reset Date”) to such delivery ratio as calculated by the following formula (hereinafter referred to as the “Delivery Ratio After Reset”). The Delivery Ratio After Reset shall be calculated to the fourth decimal place and rounded up to the nearest third decimal place when the fraction beyond it is equal to or more than 0.0005, discarding fractions less than 0.0005.

Delivery Ratio After Reset	=	2,000 yen
Current market price x 1.035

However, if any amount less than one (1) yen is produced by the calculation of the current market price multiplied by 1.035, such amount shall be rounded up to the nearest one (1) yen. If as a result of the above calculation the Delivery Ratio After Reset exceeds 2.197 (subject to any adjustment in accordance with c. below) (hereinafter referred to as the “Delivery Ceiling Ratio”), the Delivery Ratio After Reset shall be the Delivery Ceiling Ratio. The “Current market price” in the above formula shall be the average of one-thousandth of each daily closing price (including closing bids or offered prices) of the Ordinary Shares of the Mitsubishi UFJ Financial Group, Inc. (in regular trading) as reported by the Tokyo Stock Exchange for the thirty (30) consecutive trading days (excluding a trading day or days on which no closing price or closing bid or offered price is reported) commencing on the forty-fifth (45th) trading day prior to the relevant Reset Date, calculated to the second decimal place denominated in yen and rounded up to the first decimal place when the fraction beyond it is equal to or more than 0.05 yen, discarding amounts less than 0.05 yen.

c.	Adjustment of Delivery Ratio

(a)	After the issuance of the Class 5 Preferred Shares, the delivery ratio as set forth in a. and b. above will be adjusted in accordance with the following formula (hereinafter referred to as the “Delivery Ratio Adjustment Formula”) in the event any of the items set forth below occurs; provided, however, that if the delivery ratio calculated by the Delivery Ratio Adjustment Formula exceeds forty (40), the delivery ratio after adjustment shall be forty (40). The delivery ratio after adjustment shall be calculated to the fourth decimal place and rounded up to the nearest third decimal place when the fraction beyond it is equal to or more than 0.0005, discarding fractions less than 0.0005.

Delivery ratio after adjustment	=	Delivery ratio before adjustment	x	Number of Ordinary Shares already issued		+	Number of Ordinary Shares to be newly issued or transferred
				Number of Ordinary Shares already issued	+	Number of Ordinary Shares to be newly issued or transferred	x	Subscription price per share
Current market price

(i)	In the event that the Bank issues Ordinary Shares or transfers Ordinary Shares held by the Bank at a subscription price less than the current market price to be used in the Delivery Ratio Adjustment Formula (except for any acquisition of securities (interests) which will be acquired by the Bank in exchange for the Ordinary Shares or securities (interests) which will be caused by the holder of such securities (interests) to be acquired by the Bank in exchange for the Ordinary Shares, or the exercise of stock acquisition rights):

The delivery ratio after adjustment shall become effective as of the date immediately following the payment date or the last date of the payment period, or as of the date immediately following the record date (if set) for the issuance or the transfer of such Ordinary Shares to shareholders.

(ii)	In the event that the Bank splits Ordinary Shares or conducts free allotment of Ordinary Shares (including those in which the Bank transfers its own shares):

The delivery ratio after adjustment shall become effective as of the date immediately following the record date set for the stock split or free allotment of such Ordinary Shares.

However, if the Board of Directors of the Bank determines that the stock split or free allotment of Ordinary Shares (including the cases in which the Bank transfers its own shares) thereby shall be effected by an increase of stated capital by virtue of the reduction of the amount of surplus and the record date set for the stock split or free allotment of such Ordinary Shares to shareholders falls on or prior to the date of the closing of the relevant ordinary general meeting of shareholders held to approve the increase of the stated capital, the delivery ratio after adjustment shall become effective as of the date immediately following the date on which the ordinary general meeting of shareholders approving such increase is concluded.

(iii)	In the event that the Bank issues (including free allotment) securities (interests) which will be acquired by the Bank in exchange for the Ordinary Shares or the stock acquisition rights to acquire Ordinary Shares, or securities (interests) which will be caused by the holder of such securities (interests) to be acquired by the Bank in exchange for the Ordinary Shares, or the stock acquisition rights to acquire Ordinary Shares (including the bonds with stock acquisition rights), in either case, at a price less than the current market price to be applied to the Delivery Ratio Adjustment Formula:

The delivery ratio after adjustment shall become effective as of the date immediately following the payment date or the last date of the payment period of such securities

(interests) or as of the date immediately following the record date (if set) for the issuance of such securities (interests) to shareholders, on the assumption that all such securities (interests) are acquired or all the stock acquisition rights are exercised on the payment date or the last date of the payment period of such securities (interests) or at the close of the record date set for the issuance of such securities (interests), as the case may be.

(b)	In addition to the events set forth above, if an adjustment of the delivery ratio (including Delivery Ceiling Ratio) is required by virtue of any amalgamation or merger, capital reduction, or consolidation of Ordinary Shares, etc., the delivery ratio shall be adjusted to such ratio as the Board of Directors of the Bank determines appropriate.

(c)	Furthermore, if any matter corresponding to any of the events set forth in (a) or (b) above occurs with respect to Mitsubishi UFJ Financial Group, Inc., an adjustment shall be made as the Board of Directors of the Bank determines appropriate.

(d)	The “Current market price” in the Delivery Ratio Adjustment Formula means the average of one-thousandth of each daily closing price (including closing bids or offered prices) of Ordinary Shares of the Mitsubishi UFJ Financial Group, Inc. (in regular trading) as reported by the Tokyo Stock Exchange for the thirty (30) consecutive trading days (excluding a trading day or days on which no closing price or closing bid or offered price is reported) commencing on the forty-fifth (45th) trading day prior to the date on which the delivery ratio after adjustment becomes effective (or, in the case as provided for in the proviso of c. (a) (ii) above, the record date set for the stock split or free allotment of Ordinary Shares to shareholders), calculated to the second decimal place denominated in yen and rounded up to the first decimal place when the fraction beyond it is equal to or more than 0.05 yen, discarding amounts less than 0.05 yen.

(e)	The “Delivery ratio before adjustment” in the Delivery Ratio Adjustment Formula means the delivery ratio in effect on the date immediately preceding the date on which the delivery ratio after adjustment becomes effective, and the “Number of Ordinary Shares already issued” in the Delivery Ratio Adjustment Formula means the number of shares of the Bank issued and outstanding (excluding the number of Ordinary Shares held by the Bank) on the record date (if set) for the issuance, transfer, stock split or free allotment to shareholders, or if such date is not set, on the date one (1) calendar month prior to the date on which the delivery ratio after adjustment is to become effective.

-  End  -